                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BYLAWS

                          NU SKIN ASIA PACIFIC, INC.

                               TABLE OF CONTENTS

                                                                        Page No.
ARTICLE 1 - STOCKHOLDERS
       1.1   Place of Meetings..........................................   1
       1.2   Annual Meeting.............................................   1
       1.3   Special Meetings...........................................   1
       1.4   Notice of Meetings.........................................   1
       1.5   Voting List................................................   1
       1.6   Quorum.....................................................   1
       1.7   Adjournments...............................................   2
       1.8   Voting and Proxies.........................................   2
       1.9   Action at Meeting..........................................   2
       1.10  Advance Notice of Stockholder Nominees and
             Stockholder Business.......................................   2

   ARTICLE 2 - DIRECTORS
       2.1   General Powers.............................................   4
       2.2   Number; Election; Tenure and Qualification.................   4
       2.3   Enlargement of the Board of Directors......................   4
       2.4   Vacancies..................................................   4
       2.5   Resignation................................................   4
       2.6   Removal....................................................   4
       2.7   Meetings...................................................   5
       2.8   Special Meetings...........................................   5
       2.9   Notice of Special Meetings.................................   5
       2.10  Meetings by Telephone Conference Call......................   5
       2.11  Quorum.....................................................   5
       2.12  Action at Meeting..........................................   5
       2.13  Action by Consent..........................................   5
       2.14  Committees.................................................   5
       2.15  Compensation for Directors.................................   6

    ARTICLE 3 - OFFICERS
       3.1   Enumeration................................................   6
       3.2   Election...................................................   6
       3.3   Qualification..............................................   6
       3.4   Tenure.....................................................   6
       3.5   Resignation and Removal....................................   6
       3.6   Vacancies..................................................   7
       3.7   Chairman of the Board and Vice Chairman of the Board.......   7
       3.8   President..................................................   7
       3.9   Vice Presidents............................................   7
       3.10  Secretary and Assistant Secretary..........................   7
       3.11  Treasurer and Assistant Treasurer..........................   7
       3.12  Bonded Officers............................................   8
       3.13  Salaries...................................................   8

                           TABLE OF CONTENTS cont'd.

                                                                        Page No.

ARTICLE 4 - CAPITAL STOCK
       4.1   Issuance of Stock..........................................   8
       4.2   Certificates of Stock......................................   8
       4.3   Transfers..................................................   8
       4.4   Lost, Stolen or Destroyed Certificates.....................   9
       4.5   Record Date................................................   9

ARTICLE 5 - INDEMNIFICATION AND INSURANCE
       5.1   Indemnification............................................   9
       5.2   Insurance for Indemnification..............................  11

ARTICLE 6 - GENERAL PROVISIONS
       6.1   Fiscal Year................................................  11
       6.2   Execution of Instruments...................................  11
       6.3   Waiver of Notice...........................................  12
       6.4   Voting of Securities.......................................  12
       6.5   Evidence of Authority......................................  12
       6.6   Certificate of Incorporation...............................  12
       6.7   Transactions with Interested Parties.......................  12
       6.8   Severability...............................................  13
       6.9   Pronouns...................................................  13

ARTICLE 7 - AMENDMENTS
       7.1   By the Board of Directors..................................  13
       7.2   By the Stockholders........................................  13

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                          NU SKIN ASIA PACIFIC, INC.



                                   ARTICLE 1
                                 STOCKHOLDERS

        1.1 Place of Meetings. All meetings of stockholders shall be held at
            -----------------
such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the President or, if not so designated, at the registered office of the Corporation.

        1.2 Annual Meeting. The annual meeting of stockholders for the election
            --------------
of directors and for the transaction of such other business as may properly be brought before the meeting shall be held each year beginning in the calendar year 1997 on such date and at such time as the Board of Directors determines. The date so determined by the Board of Directors shall fall upon a legal holiday at the place of the meeting, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

        1.3 Special Meetings. Special meetings of stockholders for any purpose
            ----------------
or purposes may be called by the Board, the President or the Secretary of the Corporation or by the recordholders of at least a majority of the shares of Common Stock of the Corporation issued and outstanding and entitled to vote thereof.

        1.4 Notice of Meetings. Except as otherwise provided by the Delaware
            ------------------
General Corporation Law, as amended (the "DGCL"), written notice of each meeting of stockholders, whether annual or special, shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

        1.5 Voting List. The officer who has charge of the stock ledger of the
            -----------
Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting and may be inspected by any stockholder who is present.

        1.6 Quorum. Except as otherwise provided by the DGCL, the Certificate of
            ------
Incorporation, as it may be amended from time to time (the "Certificate of Incorporation"), or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

        1.7 Adjournments. Any meeting of stockholders may be adjourned to
            ------------
another time and to any other place at which a meeting of stockholders may be held under these Amended and Restated Bylaws by the stockholders present or represented at the meeting and entitled to vote, although not less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than thirty (30) days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

        1.8 Voting and Proxies. Each stockholder shall have one (1) vote for
            ------------------
each share of capital stock entitled to vote that is held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized agent and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three (3) years from the date of its execution, unless the proxy expressly provides for a longer period.

        1.9 Action at Meeting. In all matters other than the election of
            -----------------
directors, when a quorum is present at any meeting, the holders of a majority of the shares of capital stock present or represented and entitled to vote on the subject matter (or if there are two or more classes of capital stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the shares of capital stock of that class present or represented and entitled to vote on the subject matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws. All elections of directors by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. Any action required or permitted to be taken by the stockholders may be effected without a meeting by a written consent in accordance with Section 8.1 of the Certificate of Incorporation.

        1.10 Advance Notice of Stockholder Nominees and Stockholder Business.
             ---------------------------------------------------------------
(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (C) otherwise properly brought before the meeting by a stockholder. For business or a proposal to be properly bought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's proposal must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120) days in advance of the date of the Corporation's proxy statement released to security holders in connection with the previous year's annual meeting of the stockholders except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement, a stockholder's proposal must be delivered to or mailed and received at the principal executive offices of the Corporation a reasonable time before the solicitation is made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by the stockholder; (iv) any material interest of the stockholder in such business; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders' meeting, stockholders must provide notice as required by the rules and regulations promulgated under the 1934 Act. Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, such Chairman shall so declare at the annual meeting that any such business not properly brought before the meeting shall not be transacted.

        (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice (as set forth in paragraph (a) of this Section 1.10) in writing to the Secretary of the Corporation in accordance with the provisions of this paragraph (b) of this Section 1.10. Such stockholder's notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation's capital stock that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including, without limitation, such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director of the Corporation if elected), and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 1.10. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the stockholder's notice of nomination that pertains to the nominee. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set froth in this paragraph (b). The Chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Amended and Restated Bylaws, and, if he should so determine, such Chairman shall so declare at the meeting and the defective nomination shall be disregarded.

        (c) For purposes of this Section 1.10, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or comparable national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the 1934 Act.



                                   ARTICLE 2
                                   DIRECTORS

        2.1 General Powers. The business and affairs of the Corporation shall be
            --------------
managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws. In the event of a vacancy on the Board of Directors, the remaining directors, except as otherwise provided by the DGCL, may exercise the powers of the full Board of Directors until the vacancy is filled.

        2.2 Number; Election; Tenure and Qualification. The number of directors
            ------------------------------------------
of the Corporation shall be fixed from time to time exclusively, but the total number of directors shall not be less than five (5) nor more than eleven (11). Directors need not be stockholders of the Corporation. Directors shall be elected at the annual meeting of stockholders or, if, in accordance with Section
1.9 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 1.9 hereof, and each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

        2.3 Enlargement of the Board of Directors. The authorized number of
            -------------------------------------
directors on the Board of Directors may be increased by the Board of Directors pursuant to a resolution adopted by a majority of the then maximum number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption.

        2.4 Vacancies. Unless and until filled by the stockholders, any vacancy
            ---------
in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, provided; however, that a vacancy created by the removal of a director by the vote of the stockholders or by court order may be filled only by the affirmative vote of a majority of the shares of the Corporation's capital stock represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum) or by written consent in accordance with Section 8.1 of the Certificate of Incorporation. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified, or until such director's earlier death, resignation or removal.

        2.5 Resignation. Any director may resign by delivering his written
            -----------
resignation to the Corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

        2.6 Removal. Any director or the entire Board of Directors may be
            -------
removed, only as permitted by the DGCL and Section 5 of the Certificate of Incorporation.

        2.7 Meetings. Meetings of the Board of Directors may be held without
            --------
notice at such time and place, within or without the State of Delaware, as shall be determined from time to time by the Board of Directors, provided that any director who is absent when such a determination is made shall be given notice of the determination. A meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

        2.8 Special Meetings. Special meetings of the Board of Directors may be
            ----------------
held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President, two (2) or more directors, or by one director in the event that there is only a single director then in office.

        2.9 Notice of Special Meetings. Notice of any special meeting of
            --------------------------
directors shall be given to each director by the Secretary of the Corporation or by the officer or one of the directors calling the meeting. Notice shall be given to each director in person, by telephone, by facsimile transmission or by telegram sent to his business or home address at least forty-eight (48) hours in advance of the meeting, or by written notice mailed to his business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

        2.10 Meetings by Telephone Conference Call. Directors or any members of
             -------------------------------------
any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

        2.11 Quorum. A majority of the number of directors then in office, as
             ------
established pursuant to Section 2.2 hereof, shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so qualified; provided, however, that in no case shall less than one-third (1/3) of the number of directors then in office constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

        2.12 Action at Meeting. At any meeting of the Board of Directors at
             -----------------
which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws. For so long as the Corporation's Board of Directors consists of an even number of directors, a majority of the Board of Directors for purposes of these Amended and Restated Bylaws shall equal one or more than are half of the directors then in office.

        2.13 Action by Consent. Any action required or permitted to be taken at
             -----------------
any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting without prior notice and without a vote, if all members of the Board of Directors or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board of Directors or committee.

        2.14 Committees. The Board of Directors may, by resolution passed by a
             ----------
majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Amended and Restated Bylaws for the Board of Directors.

        2.15 Compensation for Directors. Directors may be paid such compensation
             --------------------------
for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary Corporations in any other capacity and receiving compensation for such service.


                                   ARTICLE 3
                                   OFFICERS

        3.1 Enumeration. The officers of the Corporation shall consist of a
            -----------
Chairman, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries.

        3.2 Election. Except as otherwise provided by the DGCL, by the
            --------
Certificate of Incorporation or by these Amended and Restated Bylaws, each officer shall be appointed by the Board of Directors at its first meeting following the annual meeting of stockholders.

        3.3 Qualification. The President need not be a director. No officer need
            -------------
be a stockholder. Any two or more offices may be held by the same person.

        3.4 Tenure. Except as otherwise provided by the DGCL, by the Certificate
            ------
of Incorporation or by these Amended and Restated Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

        3.5 Resignation and Removal. Any officer may resign by delivering his
            -----------------------
written resignation to the Corporation at its principal office or to the President or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

        3.6 Vacancies. The Board of Directors may fill any vacancy occurring in
            ---------
any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

        3.7 Chairman of the Board and Vice Chairman of the Board. The Chairman
            ----------------------------------------------------
of the Board shall, when present, preside at all meetings of the Board of Directors. He shall perform such duties and possess such powers as are usually vested in the office of the Chairman of the Board or as may be vested in him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

        3.8 President. Unless otherwise determined by the Board of Directors,
            ---------
the President shall be the Chief Executive Officer of the Corporation. The President shall, subject to the direction of the Board of Directors, have general supervision and control of the business and affairs of the Corporation. Unless otherwise provided by the directors, he shall preside at all meetings of the stockholders and of the Board of Directors (except as provided in Section
3.7 hereof). The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

        3.9 Vice Presidents. Any Vice President shall perform such duties and
            ---------------
possess such powers as the Board of Directors or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one Vice President, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

        3.10 Secretary and Assistant Secretary. The Secretary shall perform such
             ---------------------------------
duties and shall have such powers as the Board of Directors or the President may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required and to be the custodian of corporate books and records. Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the President or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one Assistant Secretary, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary. In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary Secretary to keep a record of the meeting.

        3.11 Treasurer and Assistant Treasurer. In the absence of a Vice
             ---------------------------------
President of Finance, the Treasurer shall be the chief financial officer and the chief accounting officer of the Corporation. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the President. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Amended and Restated Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render, as required by the Board of Directors, statements of all such transactions and of the financial condition of the Corporation. Any Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the President or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one Assistant Treasurer, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

        3.12 Bonded Officers. The Board of Directors may require any officer to
             ---------------
give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors upon such terms and conditions as the Board of Directors may specify, including without limitation a bond for the faithful performance of his duties and for the restoration to the Corporation of all property in his possession or under his control belonging to the Corporation.

        3.13 Salaries. Officers of the Corporation shall be entitled to such
             --------
salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.


                                   ARTICLE 4
                                 CAPITAL STOCK

        4.1 Issuance of Stock. Unless otherwise voted by the stockholders and
            -----------------
subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

        4.2 Certificates of Stock. Every holder of capital stock of the
            ---------------------
Corporation shall be entitled to have a certificate, in such form as may be prescribed by the DGCL and by the Board of Directors, certifying the number and class of shares owned by him in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on share certificates may be facsimiles. Each certificate for shares of stock that is subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Amended and Restated Bylaws, applicable securities laws, rules or regulations or any agreement among any number of stockholders or among such stockholders and the Corporation shall have conspicuously noted on the face or back of the stock certificate either the full text of the restriction or a statement of the existence of such restriction.

        4.3 Transfers. Subject to the restrictions, if any, stated or noted on
            ---------
the stock certificates, shares of the Corporation's capital stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate(s) representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by the DGCL, by the Certificate of Incorporation or by these Amended and Restated Bylaws, the Corporation shall be entitled to treat the record holder of shares of capital stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such capital stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Amended and Restated Bylaws.

        4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue a
            --------------------------------------
new stock certificate in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

        4.5 Record Date. The Board of Directors may fix in advance a date as a
            -----------
record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than sixty (60) nor less than ten
(10) days prior to any other action to which such record date relates. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                                   ARTICLE 5
                         INDEMNIFICATION AND INSURANCE

    5.1  Indemnification.
         ---------------

         (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or inves-tigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent or another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fine and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corpo-ration as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (inclu-ding attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding refereed to in Section 5.1(a) and (b) above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under Section 5.1(a) and (b) above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.1(a) and (b) above. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Corporation.

        (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation pursuant to this Section 5. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this Section 5 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding office.

        (g) For purposes of this Section 5, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 5 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

        (h) For purpose of this Section 5, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves service by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 5.

        (i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    5.2 Insurance for Indemnification. The Corporation may purchase and
        -----------------------------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 145 of the DGCL.

                                   ARTICLE 6
                              GENERAL PROVISIONS

        6.1 Fiscal Year. Except as from time to time otherwise designated by the
            -----------
Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

        6.2 Execution of Instruments. The President, the Chief Executive
            ------------------------
Officer, if different, any Vice President, the Secretary or the Treasurer shall have power to execute and deliver on behalf of and in the name of the Corporation any instrument requiring the signature of an officer of the Corporation, except as otherwise provided in these Amended and Restated Bylaws, or where the execution and delivery of such an instrument shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

        6.3 Waiver of Notice. Whenever any notice whatsoever is required to be
            ----------------
given by the DGCL, the Certificate of Incorporation or these Amended and Restated Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person's duly authorized attorney, or by telegraph, facsimile or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

        6.4 Voting of Securities. Except as the directors may otherwise
            --------------------
designate, the President, the Chief Executive Officer, if different, any Vice President, the Secretary or the Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for the Corporation (with or without power of substitution) at any meeting of the stockholders or the shareholders of any other Corporation or organization, the securities of which may be held by the Corporation.

        6.5 Evidence of Authority. A certificate by the Secretary, or an
            ---------------------
Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, the directors, any committee of the Board of Directors or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

        6.6 Certificate of Incorporation. All references in these Amended and
            ----------------------------
Restated Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. These Amended and Restated Bylaws are subject to the provisions of the Certificate of Incorporation, the DGCL and other applicable laws, rules and regulations.

        6.7 Transactions with Interested Parties. No contract or transaction
            ------------------------------------
between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association or other organization in which one or more of the Corporation's directors or officers serves as a director or officer, or has a financial interest, shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or of a committee of the Board of Directors that authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

        (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum;

        (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or

        (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee of the Board of Directors or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

    6.8 Severability. Any determination that any provision of these Amended and
        ------------
Restated Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Amended and Restated Bylaws.

    6.9 Pronouns. All pronouns used in these Amended and Restated Bylaws shall
        --------
be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person or persons may require.


                                   ARTICLE 7
                                  AMENDMENTS

    7.1 By the Board of Directors. Subject to the provisions of the
        -------------------------
Certificate of Incorporation, these Amended and Restated Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

    7.2 By the Stockholders. Subject to the provisions of the Certificate of
        -------------------
Incorporation, these Amended and Restated Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote either by written consent or at any annual meeting of the stockholders, or at any special meeting of the stockholders, provided notice of such alteration, amendment, repeal or adoption of new Bylaws shall have been stated in the notice of such special meeting.